EXHIBIT 10.13.2

AMENDMENT

TO

12% REVOLVING LINE OF CREDIT PROMISSOPRY NOTE DUE 2016

OF

CO-DIAGNOSTICS, INC.

Original Principal Amount: $100,000

Original Issuance Date: December 30, 2015

Whereas, THIS AMENDMENT TO THE 12% PROMISSORY NOTE dated December 30, 2015, as amended (the “Note”) is entered into, by and between Co-Diagnostics, Inc., a Utah corporation (the “Company”) and Pine Valley Investments, LLC, a Utah limited liability company (“Holder”);

Now therefore, the Note is hereby amended as follows:

The Maturity Date shall be September 30, 2017.

The Holder agrees that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the Holder agrees to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement and to convert all of the Note principal and accrued interest to Company common stock.

The “Conversion Price” means shall be the same as the anticipated Bridge Financing to be provided by Alexander Capital, LP, as reflected in the Registration Statement.

All other terms and conditions of the Note, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have amended the Note effective as of September 14, 2016.

CO-DIAGNOSTICS, INC.	PINE VALLEY INVESTMENTS, LLC

By: /s/ Dwight Egan	By: /s/ Jason Briggs
Dwight H. Egan,	Jason Briggs, Manager
President & CEO